Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

JAMES G. RAKES, CHAIRMAN, PRESIDENT & CEO

(540) 951-6236   jrakes@nbbank.com

DAVID K. SKEENS, TREASURER & CFO

(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES, INC. REPORTS

INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015

BLACKSBURG, VA, October 29, 2015:  Today, National Bankshares, Inc. (NASDAQ Capital Market: NKSH) announced net income of approximately $12.28 million through September 30, 2015 compared to $12.78 million reported for the first nine months of 2014. Basic earnings per share were $1.77 which compares with $1.84 reported at September 30, 2014. The return on average assets for the nine months ended September 30, 2015 was 1.43% compared to 1.53% in 2014. The return on average equity was 9.60% and 10.99% for the same two periods. At September 30, 2015, the Company had total assets of over $1.14 billion.

National Bankshares’ Chairman, President & CEO James G. Rakes commented, “As our regional economy continues its steady recovery, we are seeing increasing demand for loans in our market area. We continue to emphasize quality over quantity in our lending approach and believe we are building a loan portfolio that will perform well in the future. While our earnings remain strong, we look to the future and continue our investment in our systems, products, processes and people.”

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc. National Bank is a community bank operating from 26 offices throughout Southwest Virginia.  National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area. The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.”  Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

National Bankshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

$ in thousands, except for share and per share data	September 30, 2015	September 30, 2014	December 31, 2014
Assets
Cash and due from banks	$12,446	$12,815	$12,894
Interest-bearing deposits	90,295	87,621	102,548
Federal funds sold	---	---	---
Securities available for sale, at fair value	211,232	205,020	222,844
Securities held to maturity	154,644	162,457	161,452
Restricted stock	1,129	1,089	1,089
Total securities	367,005	368,566	385,385
Mortgage loans held for sale	1,331	725	291
Loans:
Loans, net of unearned income and deferred fees	625,755	595,801	605,466
Less: allowance for loan losses	(8,117)	(8,031)	(8,263)
Loans, net	617,638	587,770	597,203
Premises and equipment, net	9,135	9,445	9,131
Accrued interest receivable	5,659	5,708	5,748
Other real estate owned	4,194	5,145	4,744
Intangible assets and goodwill	6,416	7,492	7,223
Bank-owned life insurance	22,248	21,643	21,797
Other assets	7,758	9,329	7,767
Total assets	$1,144,125	$1,116,259	$1,154,731

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$163,877	$153,118	$150,744
Interest-bearing demand deposits	514,823	492,005	533,641
Savings deposits	86,659	79,870	81,297
Time deposits	197,171	223,930	216,746
Total deposits	962,530	948,923	982,428
Other borrowed funds	---	---	---
Accrued interest payable	61	67	68
Other liabilities	7,142	4,447	5,932
Total liabilities	969,733	953,437	988,428

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	---	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding, 6,955,974 shares at September 30, 2015, and 6,950,474 shares at December 31, 2014 and at September 30, 2014, respectively.	8,695	8,688	8,688
Retained earnings	171,996	163,181	163,287
Accumulated other comprehensive loss, net	(6,299)	(9,047)	(5,672)
Total stockholders' equity	174,392	162,822	166,303
Total liabilities and stockholders' equity	$1,144,125	$1,116,259	$1,154,731

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
$ in thousands, except for share and per share data
Interest Income
Interest and fees on loans	$7,676	$7,729	$22,886	$23,406
Interest on federal funds	---	---	---	---
Interest on interest-bearing deposits	54	64	173	193
Interest on securities - taxable	1,678	1,718	5,124	5,068
Interest on securities - nontaxable	1,352	1,436	4,095	4,410
Total interest income	10,760	10,947	32,278	33,077
Interest Expense
Interest on time deposits	301	361	943	1,133
Interest on other deposits	708	786	2,204	2,624
Interest on borrowed funds	---	---	---	---
Total interest expense	1,009	1,147	3,147	3,757
Net interest income	9,751	9,800	29,131	29,320
Provision for loan losses	178	356	734	1,160
Net income after provision for loan losses	9,573	9,444	28,397	28,160
Noninterest Income
Service charges on deposit accounts	571	634	1,676	1,833
Other service charges and fees	45	42	164	145
Credit card fees	972	929	2,843	2,687
Trust Income	314	296	902	921
Bank-owned life insurance	151	153	451	462
Other income	234	200	977	783
Realized securities gains, net	2	4	5	5
Total noninterest income	2,289	2,258	7,018	6,836
Noninterest Expense
Salaries and employee benefits	3,149	2,927	9,433	8,890
Occupancy and furniture and fixtures	436	403	1,296	1,250
Data processing and ATM	384	429	1,230	1,189
FDIC assessment	138	147	408	411
Credit card processing	701	673	1,986	1,887
Intangibles and goodwill amortization	269	269	807	807
Net cost of other real estate owned	52	98	569	259
Franchise taxes	329	307	959	874
Other operating expenses	864	862	2,690	2,747
Total noninterest expense	6,322	6,115	19,378	18,314
Income before income tax expense	5,540	5,587	16,037	16,682
Income tax expense	1,341	1,324	3,762	3,906
Net income	$4,199	$4,263	$12,275	$12,776
Basic net income per share	$0.60	$0.61	$1.77	$1.84
Fully diluted net income per share	$0.60	$0.61	$1.76	$1.84
Weighted average number of common shares outstanding
Basic	6,955,126	6,948,681	6,952,716	6,948,212
Diluted	6,959,168	6,956,777	6,956,689	6,960,444
Dividends declared per share	---	---	$0.53	$0.55
Dividend payout ratio	---	---	30.03%	29.91%
Book value per share	---	---	$25.07	$23.43

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended
$ in thousands	September 30, 2015	September 30, 2014
Net income	$4,199	$4,263

Other Comprehensive Income, net of tax
Unrealized holding gains on available for sale securities net of tax of $1,396 in 2015 and $919 in 2014	2,587	1,708
Reclassification adjustment for gains included in net income, net of tax of ($1) in 2015 and ($1) in 2014	(1)	(3)
Other comprehensive income, net of tax of $1,395 in 2015 and $918 in 2014	$2,586	$1,705
Total Comprehensive Income	$6,785	$5,968

	Nine Months Ended
$ in thousands	September 30, 2015	September 30, 2014
Net income	$12,275	$12,776

Other Comprehensive Income, net of tax
Unrealized holding gains (losses) on available for sale securities net of tax of ($334) in 2015 and $4,264 in 2014	(624)	7,920
Reclassification adjustment for gains included in net income, net of tax of ($2) in 2015 and ($1) in 2014	(3)	(3)
Other comprehensive income (loss), net of tax of ($336) in 2015 and $4,263 in 2014	$(627)	$7,917
Total Comprehensive Income	$11,648	$20,693

National Bankshares, Inc. and Subsidiaries

Key Ratios and Other Data

(Unaudited)

$ in thousands	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Average Balances
Cash and due from banks	$11,612	$11,863	$11,506	$11,811
Interest-bearing deposits	84,882	100,349	91,791	101,908
Securities available for sale	216,949	202,113	222,823	193,549
Securities held to maturity	154,978	162,531	156,678	163,268
Restricted stock	1,129	1,089	1,118	1,187
Mortgage loans held for sale	986	439	781	359
Gross Loans	627,596	593,165	619,204	592,528
Loans, net	618,611	584,308	610,135	583,521
Intangible assets	6,571	7,646	6,838	7,914
Total assets	1,144,723	1,121,501	1,150,026	1,115,643
Total deposits	966,199	956,804	972,104	955,058
Other borrowings	---	---	---	---
Stockholders' equity	171,698	160,310	170,883	155,447
Interest-earning assets	1,089,803	1,068,583	1,093,699	1,066,031
Interest-bearing liabilities	805,655	808,075	814,800	810,808

Financial ratios
Return on average assets	1.46%	1.51%	1.43%	1.53%
Return on average equity	9.70%	10.55%	9.60%	10.99%
Net interest margin	3.89%	3.98%	3.90%	4.03%
Net interest income-fully taxable equivalent	$10,673	$10,719	$31,881	$32,139
Efficiency ratio	48.77%	47.12%	49.82%	46.99%
Average equity to average assets	15.00%	14.29%	14.86%	13.93%

Allowance for loan losses
Beginning balance	$8,131	$7,971	$8,263	$8,227
Provision for losses	178	356	734	1,160
Charge-offs	(226)	(324)	(1,002)	(1,568)
Recoveries	34	28	122	212
Ending balance	$8,117	$8,031	$8,117	$8,031

National Bankshares, Inc. and Subsidiaries

Asset Quality Data

(Unaudited)

$ in thousands	September 30, 2015	September 30, 2014
Nonperforming assets
Nonaccrual loans	$3,207	$5,366
Nonaccrual restructured loans	5,781	2,360
Total nonperforming loans	8,988	7,726
Other real estate owned	4,194	5,145
Total nonperforming assets	$13,182	$12,871
Accruing restructured loans	6,080	5,947
Loans 90 days or more past due	$47	$485

Asset quality ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	2.09%	2.14%
Allowance for loans losses to total loans	1.30%	1.35%
Allowance for loan losses to nonperforming loans	90.31%	103.95%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.01%	0.08%